Exhibit 10.1

EXECUTION VERSION

OMNIBUS AGREEMENT

AMONG

NAVIOS MARITIME ACQUISITION CORPORATION

NAVIOS MARITIME HOLDINGS INC.

NAVIOS MARITIME PARTNERS L.P.

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

NAVIOS MARITIME CONTAINERS INC.

AND

NAVIOS PARTNERS CONTAINERS FINANCE INC

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

SECTION 1.1. Definitions	1

ARTICLE II
VESSEL RESTRICTED BUSINESS OPPORTUNITIES

SECTION 2.1. Vessel Restricted Businesses	5
SECTION 2.2. Permitted Exceptions	5
SECTION 2.3. Charter Opportunities	5

ARTICLE III
NON-RESTRICTED VESSEL RESTRICTED BUSINESS OPPORTUNITIES

SECTION 3.1. Non-Restricted Vessel Restricted Businesses	5
SECTION 3.2. Permitted Exceptions	5

ARTICLE IV
BUSINESS OPPORTUNITIES PROCEDURES

SECTION 4.1. Procedures	6
SECTION 4.2. Scope of Prohibition	8
SECTION 4.3. Enforcement	8

ARTICLE V
RIGHTS OF FIRST OFFER

SECTION 5.1. Rights of First Offer.	8
SECTION 5.2. Procedures For Rights of First Offer	8

ARTICLE VI
MISCELLANEOUS

SECTION 6.1. Other Agreements	9
SECTION 6.2. Conversion Transaction	9
SECTION 6.3. Choice Of Law; Submission To Jurisdiction	9
SECTION 6.4. Notice	9
SECTION 6.5. Entire Agreement	9
SECTION 6.6. Termination	9
SECTION 6.7. Waiver; Effect of Waiver or Consent	10
SECTION 6.8. Amendment or Modification	10
SECTION 6.9. Assignment	10
SECTION 6.10. Counterparts	10
SECTION 6.11. Severability	10

i

SECTION 6.12. Gender, Parts, Articles and Sections	10
SECTION 6.13. Further Assurances	10
SECTION 6.14. Withholding or Granting of Consent	11
SECTION 6.15. Laws and Regulations	11
SECTION 6.16. Negotiation of Rights of Navios Maritime Holdings, Limited Partners, Assignees, and Third Parties	11

ii

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date (as defined herein), among Navios Maritime Acquisition Corporation, a Marshall Islands corporation (“Navios Maritime Acquisition”), Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios Maritime Holdings”), Navios Maritime Partners L.P., a Marshall Islands limited partnership (“Navios Maritime Partners”), Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (“Navios Maritime Midstream Partners”), Navios Maritime Containers Inc., a Marshall Islands corporation (“NMCI”) and Navios Partners Containers Finance Inc., a Marshall Islands corporation (“Navios Containers Finance”).

R E C I T A L S:

1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles II and IV, with respect to (a) those business opportunities that the Navios Maritime Entities (as defined herein) will not pursue during the term of this Agreement, unless permitted to do so in accordance with the terms of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Containers Group (as defined herein).

2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles III and IV, with respect to (a) those business opportunities that the Containers Group will not pursue during the term of this Agreement, unless permitted to do so in accordance with the terms of this Agreement and (b) the procedures whereby such business opportunities are to be offered to Navios Maritime Entities.

3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to certain rights of first offer.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Party” has the meaning given such term in Section 4.1(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 6.7 hereof.

“Board” means the Board of Directors of Navios Maritime Containers.

“Break-up Costs” means the aggregate amount of any and all additional taxes, flag administration, financing, legal and other similar costs to (a) the Navios Maritime Entities that would be required to transfer Vessels acquired by the Navios Maritime Entities as part of a larger transaction to a Containers Group Member pursuant to Section 2.2(c), or (b) the Containers Group that would be required to transfer Non-Restricted Vessels acquired by the Containers Group as part of a larger transaction to a Navios Maritime Entity pursuant to Section 3.2(a) .

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person (except to Angeliki Frangou, or any Navios Maritime Entity, or Navios Maritime Holdings or any entity controlled by Navios Maritime Holdings, or Navios Maritime Partners or any entity controlled by Navios Maritime Partners, or Navios Maritime Midstream Partners or any entity controlled by Navios Maritime Midstream Partners, or Navios Maritime Acquisition or any entity controlled by Navios Maritime Acquisition, or any subsidiary of Navios Maritime Containers), unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than (A) Navios Maritime Holdings or its Affiliates or any Navios Maritime Entity (including Angeliki Frangou) or Navios Maritime Containers, or Navios Maritime Partners and its affiliates, or Navios Maritime Midstream Partners and its affiliates, or Navios Maritime Acquisition and its affiliates, or any entity created by any Navios Maritime Entity (B) Angeliki Frangou, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above; provided, however, that, notwithstanding the foregoing, the Conversion Transaction shall not constitute a “Change of Control” for purposes hereof.

“Charter-Out Opportunity” means the opportunity to enter into a charter-out contract for a Vessel.

“Closing Date” means the date of the closing of the initial offering of the common shares of NMCLP.

“Conflicts Committee” means the Conflicts Committee of the Board of Directors of Navios Maritime Containers.

“Containers Entities” means any General Partner (but only following the Conversion Transaction), Navios Maritime Containers, Navios Containers Finance and any Person controlled by any such entity.

“Containers Group” means Navios Maritime Containers, Navios Containers Finance and any Person controlled by any such entity.

“Containers Group Member” means any Person in the Containers Group.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Conversion Transaction” means an exchange offer of limited partner interests, or common units representing limited partner interests, in NMCLP, for common shares of NMCI, as a result of which exchange offer NMCLP succeeds to all or substantially all of the assets, liabilities, rights and obligations of NMCI.

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“First Offer Negotiation Period” has the meaning given such term in Section 5.2.

“General Partner” means, following the Conversion Transaction, Navios Maritime Holdings, or a wholly-owned subsidiary thereof, and its successors and permitted assigns that are admitted to NMCLP as general partner of NMCLP, in its capacity as general partner of NMCLP.

“Hazardous Substances” means (a) substances defined in or regulated under applicable Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any substances with respect to which a federal, state, foreign or local agency requires environmental investigation, monitoring, reporting or remediation; (e) any hazardous waste or solid waste, within the meaning of any Environmental Law; (f) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (g) any radioactive material; and (h) any asbestos-containing materials.

“Losses” means losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys’ and experts’ fees) of any and every kind or character; provided, however, that such term shall not include any special, indirect, incidental or consequential damages.

“National Securities Exchange” means an exchange registered with the United States Securities and Exchange Commission under Section 6(a) of the Exchange Act.

“Navios Containers Finance” is defined in the introduction to this Agreement.

“Navios Maritime Acquisition” is defined in the introduction to this Agreement.

“Navios Maritime Entities” means Navios Maritime Holdings and any Person controlled, directly or indirectly, by Navios Maritime Holdings, Navios Maritime Acquisition, Navios Maritime Partners and Navios Maritime Midstream Partners, other than the Containers Entities.

“Navios Maritime Holdings” is defined in the introduction to this Agreement.

“Navios Maritime Containers” means NMCI, prior to the Conversion Transaction, and NMCLP, after the Conversion Transaction.

“Navios Maritime Midstream Partners” is defined in the introduction to this Agreement.

“Navios Maritime Partners” is defined in the introduction to this Agreement.

“NMCLP” means Navios maritime Containers L.P., a Marshall Islands limited partnership.

“Non-Restricted Vessels” means any vessel other than a Vessel.

“Offer” has the meaning given such term in Section 4.1.

“Offered Assets” has the meaning given such term in Section 4.1.

“Offeree” has the meaning given such term in Section 4.1.

“Offer Period” has the meaning given such term in Section 4.1(b).

“Parties” means the parties to this Agreement and their successors and permitted assigns.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Potential Transferee” has the meaning given such term in Section 5.2.

“Sale Assets” has the meaning given such term in Section 5.2.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Transfer” means any transfer, assignment, sale or other disposition of any Vessel by a Navios Maritime Entity or of any Non-Restricted Vessel by a Containers Group Member; provided, however, that such term shall not include: (a) transfers, assignments, sales or other dispositions from a Navios Maritime Entity to another Navios Maritime Entity, or from a Containers Group Member to another Containers Group Member; (b) transfers, assignments, sales or other dispositions pursuant to the terms of any related charter or other agreement with a charter party; (c) transfers, assignments, sales or other dispositions pursuant to Article II or III of this Agreement; (d) grants of security interests in or mortgages or liens on such Vessel or Non-Restricted Vessels in favor of a bona fide third party lender; (e) the merger by Navios Maritime Holdings, Navios Maritime Partners or Navios Maritime Containers with or into, or sale of substantially all of the assets by Navios Maritime Holdings, Navios Maritime Partners or Navios Maritime Containers to, an unaffiliated third party; or (f) transfers, assignments, sales or dispositions occurring solely as a result of the Conversion Transaction.

“Transfer Notice” has the meaning given such term in Section 5.2.

“Transferring Party” has the meaning given such term in Section 5.2.

“Vessel” means any container vessel.

“Vessel Asset” means any owned Vessel.

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

ARTICLE II

VESSEL RESTRICTED BUSINESS OPPORTUNITIES

SECTION 2.1. Vessel Restricted Businesses. Subject to Section 6.6 and except as permitted by Section 2.2 and Section 4.1, each of the Navios Maritime Entities shall be prohibited from acquiring any Vessel hereafter.

SECTION 2.2. Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the Navios Maritime Entities may engage in the following:

(a) owning a Vessel that is already owned by any Navios Maritime Entity or its Affiliates as of the date hereof;

(b) acquiring a Vessel if the Navios Maritime Entity offers to sell to Navios Maritime Containers such Vessel for fair market value, pursuant to provisions of Article IV ;

(c) acquiring a non-controlling interest in any company, business or pool of assets;

(d) acquiring or owning a Vessel if Navios Maritime Containers does not fulfill its obligations under any written agreement between Navios Maritime Partners and Navios Maritime Containers requiring Navios Maritime Containers to purchase such Vessel;

(e) acquiring or owning a Vessel that is subject to an offer to sell to Navios Maritime Containers by a Navios Maritime Entity, as described in Section 2.2(b), in each case pending Navios Maritime Containers’ determination pursuant to Section 4.1 whether to purchase the Vessel (and, if Navios Maritime Containers determines to purchase such Vessel, pending the closing of such purchase);

(f) providing ship management services relating to any vessel whatsoever; or

(g) acquiring or owning a Vessel if Navios Maritime Containers has previously advised such Navios Maritime Entity that it consents to such acquisition or ownership.

SECTION 2.3. Charter Opportunities. Notwithstanding anything to the contrary herein, Navios Maritime Partners shall not be prohibited from operating a chartered-in Vessel; provided, however, that if Navios Maritime Partners is presented with a Charter-Out Opportunity with respect to such Vessel and Navios Maritime Containers has a Vessel that is (i) then available for charter-out, (ii) comparable to the Navios Maritime Partners chartered-in Vessel also then available for charter and (iii) acceptable to the customer, Navios Maritime Containers shall have the first right to accept any Charter-Out Opportunity.

ARTICLE III

NON-RESTRICTED VESSEL RESTRICTED BUSINESS OPPORTUNITIES

SECTION 3.1. Non-Restricted Vessel Restricted Businesses. Subject to Section 6.6 and except as permitted by Section 3.2, each Containers Group Member shall be prohibited from acquiring, owning, operating or chartering-in any Non-Restricted Vessel.

SECTION 3.2. Permitted Exceptions. Notwithstanding any provision of Section 3.1 to the contrary, the Containers Group Members may engage in the following activities under any of the following circumstances:

(a) acquiring any Non-Restricted Vessels as part of the acquisition of a controlling interest in a business or package of assets and owning and operating or chartering those vessels, provided, however, that:

(i) if less than a majority of the value of the total assets or business acquired is attributable to any Non-Restricted Vessels, as determined in good faith by Navios Maritime Containers, Navios Maritime Containers must offer to sell such Non-Restricted Vessels and related charters to the Navios Maritime Entities for their fair market value plus any applicable Break-up Costs in accordance with the procedures set forth in Section 4.1.

(ii) if a majority or more of the value of the total assets or business acquired is attributable to any Non-Restricted Vessels, as determined in good faith by Navios Maritime Containers; Navios Maritime Containers shall notify the Navios Maritime Entities in writing of the proposed acquisition. The Navios Maritime Entities shall, not later than the 15th calendar day following receipt of such notice, notify Navios Maritime Containers if any Navios Maritime Entity wishes to acquire the Non-Restricted Vessels forming part of the business or package of assets. If no Navios Maritime Entity notifies Navios Maritime Containers of its intent to pursue the acquisition within 15 calendar days, then the Navios Maritime Entities shall be deemed to have waived the right pursuant to this Section 3.2(ii) to acquire such Non-Restricted Vessels. Any dispute or controversy between the Navios Maritime Entities regarding the preference to acquire any Non-Restricted Vessel shall be decided in accordance with the terms of any prior Omnibus Agreement signed by and among the Navios Maritime Entities interested in said purchase.

(b) owning, operating or chartering any Non-Restricted Vessel that is subject to an offer to purchase by a Navios Maritime Entity as described in Section 3.2(a) pending the offer of any such Non-Restricted Vessel to the Navios Maritime Entities and the determination of any such Navios Maritime Entity pursuant to Sections 3.2(a)(ii) and 4.1 whether to purchase such Non-Restricted Vessel and, if a Navios Maritime Entity elects to purchase or cause any of its Affiliates to purchase any such Non-Restricted Vessel, pending the closing of such purchase;

(c) acquiring, operating or chartering any Non-Restricted Vessel if the Navios Maritime Entities have previously advised Navios Maritime Containers that they consent to such acquisition, operation or charter ; and

(d) acquiring, operating or chartering any Non-Restricted Vessels already owned by Navios Maritime Containers.

ARTICLE IV

BUSINESS OPPORTUNITIES PROCEDURES

SECTION 4.1. Procedures. If (a) a Containers Group Member acquires any Non-Restricted Vessel in accordance with Section 3.2(a), or (b) a Navios Maritime Entity acquires any Vessel in accordance with Section 2.2(b), then (i) not later than 30 calendar days after the consummation of the acquisition (in the case of clause (a) or (b) above), such acquiring Party (the “Acquiring Party”) shall notify (a) each Navios Maritime Entity, in the case of an acquisition by a Containers Group Member or (b) Navios Maritime Containers, in the case of an acquisition by a Navios Maritime Entity, and offer such party to be notified (each an “Offeree”) the opportunity for any Navios Maritime Entity or Containers Group Member, as applicable, to purchase such Non-Restricted Vessel or Vessel, as applicable (the “Offered Assets”), for their fair market value (plus, in the case of an acquisition in accordance with Section 3.2(a), any applicable Break-up Costs), in each case on commercially reasonable terms in accordance with this Section (the “Offer”). The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Assets by the applicable Navios Maritime Entity or Containers Group Member, including any liabilities to be assumed by the applicable Navios Maritime Entity or Containers Group Member as part of the Offer. As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Assets and reasonably requested by the Offeree. Within 30 calendar days after receipt of such notification, the Offeree shall notify the Acquiring Party in writing that either:

(a) If the Offeree elects not to purchase the Offered Assets, then the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement (including Section 2.2(b)(ii)), be forever free, subject to the provisions of this Agreement, to continue to own, operate and charter such Offered Assets; or

(b) If the Offeree elects to purchase the Offered Assets, then the following procedures shall be followed:

(i) After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith, the fair market value (and any applicable Break-up Costs), of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the applicable Navios Maritime Entity or Containers Group Member. If the Acquiring Party and the Offeree agree on the fair market value (and any applicable Break-up Costs), of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 30-day period (the “Offer Period”) after receipt by the Acquiring Party of the applicable Navios Maritime Entity’s election to purchase (or election to cause any of its permitted Affiliates to purchase) or of the Board’s election to cause any Containers Group Member to purchase, as applicable, the Offered Assets, the applicable Navios Maritime Entity or Containers Group Member shall purchase (or cause any of its permitted Affiliates to purchase)the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

(ii) If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any applicable Break-up Costs), of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage an independent ship broker and/or an independent investment banking firm prior to the end of the Offer Period to determine the fair market value (and any applicable Break-up Costs), of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree. In determining the fair market value of the Offered Assets and other terms on which the Offered Assets are to be sold, the ship broker or investment banking firm, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such ship broker or investment banking firm. Such ship broker or investment banking firm will determine the fair market value (and any applicable Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 30 calendar days of its engagement and furnish the Acquiring Party and the Offeree its determination. The fees and expenses of the ship broker or investment banking firm, as applicable, will be divided equally between the Acquiring Party and the Offeree. Upon receipt of such determination, the Offeree will have the option, but not the obligation:

(A) in the case that the Offeree is a Navios Maritime Entity, to purchase or cause any of its permitted Affiliates to purchase, or in the case that the Offeree is a Containers Group Member, to cause any Containers Group Member to purchase the Offered Assets for the fair market value (and any applicable Break-up Costs), and on the other terms determined by the ship broker or investment banking firm, as soon as commercially practicable after determinations have been made; or

(B) in the case that the Offeree is a Navios Maritime Entity, to elect not to cause any of its permitted Affiliates to purchase, or in the case that the Offeree is a Containers Group Member, not to cause any Containers Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Assets.

SECTION 4.2. Scope of Prohibition. Except as otherwise provided in this Agreement or as otherwise agreed by any of the parties hereto, each party and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Navios Maritime Entities or the Containers Group Members.

SECTION 4.3. Enforcement. Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article IV, and that any breach by any such Party of its covenants and agreements set forth in this Article IV would result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article IV of this Agreement.

ARTICLE V

RIGHTS OF FIRST OFFER

SECTION 5.1. Rights of First Offer.

(a) The Navios Maritime Entities hereby grant Navios Maritime Containers a right of first offer on any proposed Transfer by any Navios Maritime Entity of any Vessel owned or acquired by any Navios Maritime Entity.

(b) The Parties acknowledge that all potential Transfers of any Vessel Asset and Transfers of any Non-Restricted Vessel pursuant to this Article V are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements in respect of such Vessel, as applicable.

SECTION 5.2. Procedures For Rights of First Offer. In the event that a Navios Maritime Entity (the “Transferring Party”) proposes to Transfer any Vessel (the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Sale Assets to any non-affiliated third party, such Transferring Party shall give Navios Maritime Containers (the “Potential Transferee”), written notice setting forth all material terms and conditions (including, without limitation, the purchase price) and a description of the Sale Asset(s) on which such Transferring Party desires to Transfer the Sale Assets (the “Transfer Notice”). The Transferring Party then shall be obligated to negotiate in good faith for a 15-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to the Potential Transferee or any of its Affiliates on the

terms and conditions set forth in the Transfer Notice. If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, and the Transferring Party has not Transferred, or agreed in writing to Transfer, such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice (except to the extent that market conditions during the 180 calendar days after the end of the First Offer Negotiation Period have resulted in a material change in the fair market value of such Sale Assets), then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the applicable Potential Transferee in the manner provided above.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Other Agreements. The parties hereto acknowledge that the Navios Maritime Entities are subject to other omnibus agreements that currently exist or may exist in the future. The parties hereby agree that with respect to any Vessel, the provisions of this Agreement shall apply and supersede the provisions of any other omnibus agreement. Navios Maritime Containers agrees to be bound by the terms of any existing omnibus agreement then governing any Vessels or opportunity to acquire any Vessel unless the requirement with respect to such Vessel is set forth herein.

SECTION 6.2. Conversion Transaction. The parties hereto hereby expressly consent to the registration of common units representing limited partner interests in NMCLP under the Securities Act and the Exchange Act in connection therewith, the listing of the common units representing limited partner interests in NMCLP on a National Securities Exchange in connection therewith and the Conversion Transaction together with the performance by the other parties hereto of their obligations in connection therewith. Promptly upon the Conversion Transaction, Navios Maritime Holdings shall cause the General Partner, if such entity is not a party to this Agreement, to become a party hereto by executing a joinder in the form of Exhibit A hereto.

SECTION 6.3. Choice Of Law; Submission To Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of New York.

SECTION 6.4. Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section.

SECTION 6.5. Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

SECTION 6.6. Termination. Upon a Change of Control of the General Partner (but only following the Conversion Transaction) or of Navios Maritime Containers, the provisions of Articles II, III, IV and V of this Agreement (but not less than all of such Articles) shall terminate immediately.

Upon a Change of Control of Navios Maritime Holdings, the provisions of Articles II, III, IV and V of this Agreement (but not less than all of such Articles) shall terminate one year following the date of the Change of Control of Navios Maritime Holdings.

SECTION 6.7. Waiver; Effect of Waiver or Consent. Any party hereto may extend the time for the performance of any obligation or other act of any other party hereto or waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby; provided, however, that Navios Maritime Containers and Navios Containers Finance may not, without the prior approval of the Conflicts Committee, agree to any extension or waiver of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common shares of (or, following the Conversion Transaction, common units of or limited partnership interests in) Navios Maritime Containers in any material respect. No waiver or consent, express or implied, by any party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

SECTION 6.8. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that Navios Maritime Containers and Navios Containers Finance may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common shares of (or, following the Conversion Transaction, common units of or limited partnership interests in) Navios Maritime Containers in any material respect.

SECTION 6.9. Assignment; Succession. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto; provided for the avoidance of doubt that NMCLP may succeed to the rights and obligations of NMCI hereunder in connection with the Conversion Transaction by executing a joinder in the form of Exhibit A hereto.

SECTION 6.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

SECTION 6.11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 6.12. Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

SECTION 6.13. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

SECTION 6.14. Withholding or Granting of Consent. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

SECTION 6.15. Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

SECTION 6.16. Negotiation of Rights of Navios Maritime Holdings, Limited Partners, Assignees, and Third Parties. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of Navios Maritime Holdings and no limited partner, member, assignee or other Person of Navios Maritime Containers or Navios Containers Finance or any other Person shall have the right, separate and apart from Navios Maritime Holdings, Navios Maritime Containers or Navios Containers Finance, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

NAVIOS MARITIME ACQUISITION CORPORATION

By:
Name: Leonidas Korres
Title: CFO

Address for Notice:
7 Avenue de Grande Bretagne, Office 11B2
Monte Carlo, MC 98000 Monaco
Phone: +30 (210) 417-2050
Fax: +30 (210) 453-1984
Attention: Villy Papaefthymiou

NAVIOS MARITIME HOLDINGS INC.

By:
Name: Georgios Achniotis
Title: CFO

Address for Notice:
7 Avenue de Grande Bretagne, Office 11B2
Monte Carlo, MC 98000 Monaco
Phone: +30 (210) 417-2050
Fax: +30 (210) 453-1984
Attention: Villy Papaefthymiou

[Signature Page to Omnibus Agreement]

NAVIOS MARITIME PARTNERS L.P.

By:
Name: Efstratios Desypris
Title: CFO

Address for Notice:
7 Avenue de Grande Bretagne, Office 11B2
Monte Carlo, MC 98000 Monaco
Phone: +30 (210) 417-2050
Fax: +30 (210) 453-1984
Attention: Villy Papaefthymiou

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

By:
Name: Erifili Tsironi
Title: CFO

Address for Notice:
7 Avenue de Grande Bretagne, Office 11B2
Monte Carlo, MC 98000 Monaco
Phone: +30 (210) 417-2050
Fax: +30 (210) 453-1984
Attention: Villy Papaefthymiou

NAVIOS MARITIME CONTAINERS INC.

By:
Name: Chris Christopoulos
Title: CFO

Address for Notice:
C/O Navios Maritime Holdings Inc. 7 Avenue de Grande Bretagne,
Office 11B2
Monte Carlo, MC 98000 Monaco
Phone: +30 (210) 417-2050
Fax: +30 (210) 453-1984
Attention: Villy Papaefthymiou

[Signature Page to Omnibus Agreement]

NAVIOS PARTNERS CONTAINERS FINANCE INC

By:		Navios Maritime Containers Inc., its sole member

By:
Name: Giorgios Achniotis
Title: President / Director

Address for Notice:
C/O Navios Maritime Holdings Inc. 7 Avenue de Grande Bretagne,
Office 11B2
Monte Carlo, MC 98000 Monaco
Phone: +30 (210) 417-2050
Fax: +30 (210) 453-1984
Attention: Villy Papaefthymiou

[Signature Page to Omnibus Agreement]

Exhibit A

Form of Joinder

Reference is hereby made to the Omnibus Agreement, entered into as of June 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Omnibus Agreement”), among Navios Maritime Acquisition Corporation, a Marshall Islands corporation (“Navios Maritime Acquisition”), Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios Maritime Holdings”), Navios Maritime Partners L.P., a Marshall Islands limited partnership (“Navios Maritime Partners”), Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (“Navios Maritime Midstream Partners”), Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (“Navios Maritime Midstream”), Navios Maritime Containers Inc., a Marshall Islands corporation (“NMCI”) and Navios Partners Containers Finance Inc., a Marshall Islands limited liability company (“Navios Maritime Operating”). Unless otherwise defined herein, terms defined in the Omnibus Agreement and used herein shall have the meanings given to them in the Omnibus Agreement.

In accordance with Sections 6.2 and 6.9 of the Omnibus Agreement, Navios Maritime Containers L.P., a Marshall Islands limited partnership and the General Partner, by their signature below, become a party to the Omnibus Agreement, and agree to all the terms, conditions, covenants and other provisions thereof with the same force and effect as if originally named therein.

This Joinder shall be subject to and governed by the laws of the State of New York.

NAVIOS MARITIME CONTAINERS L.P.

By:
Name: Angeliki Frangou
Title: Chairman of the Board and Chief Executive Officer

Address for Notice:
7 Avenue de Grande Bretagne, Office 11B2
Monte Carlo, MC 98000 Monaco
Phone: +30 (210) 417-2050
Fax: +30 (210) 453-1984
Attention: Villy Papaefthymiou

[GENERAL PARTNER]

By:
Name:
Title:]